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                                                                    EXHIBIT (21)



                        SUBSIDIARIES OF KCS ENERGY, INC.

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SUBSIDIARY                                            JURISDICTION
KCS Resources, Inc.                                     Delaware
      Medallion California Properties Company           Texas
KCS Energy Services, Inc.                               Delaware
Proliq, Inc.                                            New Jersey



Note: KCS Resources, Inc. does business in certain areas in the Rocky Mountain region as KCS Mountain Resources, Inc.